THE INTERPUBLIC GROUP OF COMPANIES, INC.

WORLDWIDE ADVERTISING AND MARKETING COMMUNICATIONS
1271 Avenue of the Americas, New York, N.Y.  10020



FOR IMMEDIATE RELEASE


                      INTERPUBLIC FORECASTS LOWER EARNINGS


NEW YORK, NY (October 16, 2002) -- The Interpublic Group of Companies, Inc. today lowered its forecast for 2002 earnings to $.85-.90 per share from $1.25-$1.35. The company also announced that it expects to report third quarter earnings of $.08-.10 per share, compared to a consensus estimate of $.28 per share among Wall Street analysts.

Interpublic's new forecasts recognize recent significant deterioration at its Octagon motor sports operations, precipitous drops at a number of project-based businesses and general revenue pressure, driven in part by faltering economies in Latin America and Japan.

According to John J. Dooner, Jr., Interpublic's Chairman and CEO, "It is regrettable that we have had to revise our earnings forecast, but this new guidance reflects the difficult economic conditions we are facing around the world. We are dealing with our short-term issues in marketing services aggressively and directly. Among our other operating companies, many of our brands are demonstrating competitive vitality, as evidenced by encouraging new business gains."


Octagon Motor Sports

The motor sports division of Octagon consists of racing facilities in the United Kingdom and Hong Kong, acquired in 1999 and 2000. Interpublic placed Octagon under the control of its newly-formed Sports and Entertainment Group this summer. Since that time, the management team of Octagon Motor Sports has been removed and is being replaced.

Sean F. Orr, Interpublic's Chief Financial Officer, added, "Last quarter, we identified operating issues within Octagon's motor sports business. At the time, we believed these issues would have a negative impact on our 2002 earnings of $.04 per share. More recent analysis indicates the negative impact will be $.15-.20 per share. In 2001, Octagon motor sports contributed $.03 to Interpublic's earnings per share. We are currently reassessing the composition and structure of our motor sports holdings."


Project-Based Businesses

Certain marketing services businesses, notably corporate identity and retail (point-of-sale) operations, experienced significant deceleration in the third quarter. Public relations also continues to suffer from declines in the technology and financial services industries. Given that staffing levels at these project-based businesses anticipated a higher degree of activity, cost reduction initiatives are being implemented and additional severance expense will be recognized through operating income in the final two quarters of 2002.


Geographic Detail

In Japan, the company's clients have reacted to worsening economic conditions by canceling or postponing activity. Latin America has seen rapidly deteriorating conditions in Brazil and the reduction of spending plans by marketers in Mexico. Approximately 7% of the company's revenue is generated in these markets.


Revenue Outlook

In the third quarter, revenue declined approximately 7%. Full year revenue is now expected to decline approximately 9%. "We are taking appropriate actions to cut costs in light of recent developments," said Mr. Orr. "These will negatively impact our margins in the short term, but position us for success when revenue growth resumes."


Earnings Restatement

Separately, the company indicated that it intends to file within the next 30 days amended Exchange Act reports for prior periods to reflect a restatement of its historical financial statements. On August 13, the company announced that it would restate its previously issued financial statements by $68.5 million (pre-tax) of charges which had not been properly expensed, principally involving certain accounts containing intra-company activity. At that time, the company indicated that it would undertake a thorough review of these matters. This review has identified additional charges that will also be reflected in the restatement.

The total amount of the restatement, including the previously disclosed $68.5 million, is not expected to exceed $120 million (pre-tax). It is not anticipated that the amounts involved were material to any prior period.

Release of Third Quarter Results

Interpublic will announce third quarter results after the 4 p.m. close of the New York Stock Exchange on November 13, 2002. Management will host a conference call with investors at 5 p.m. that day.

About Interpublic

The Interpublic Group of Companies is among the world's largest advertising and marketing organizations. Its five global operating groups are the McCann-Erickson WorldGroup, the Partnership, FCB Group, Interpublic Sports and Entertainment Group and Advanced Marketing Services. Major brands include Draft Worldwide, Foote Cone & Belding Worldwide, Golin/Harris International, NFO WorldGroup, Initiative Media, Lowe & Partners Worldwide, McCann-Erickson, Octagon, Universal McCann and Weber Shandwick.


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Contact Information

Press:                                      Investors:
Philippe Krakowsky                          Susan Watson
(212) 399-8088                              (212) 399-8208



Cautionary Statement

This document contains forward-looking statements. Interpublic's representatives may also make forward-looking statements orally from time to time. Statements in this document that are not historical facts, including statements about Interpublic's beliefs and expectations, particularly regarding recent business and economic trends, the integration of acquisitions and restructuring costs, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and therefore undue reliance should not be placed on them. Forward-looking statements speak only as of the date they are made, and Interpublic undertakes no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, those associated with the effects of national and regional economic conditions, the effect of national or global conflicts, Interpublic's ability to attract new clients and retain existing clients, the financial success of Interpublic's clients, developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world, the results of the review of the facts relating to the proposed restatement of financial results, the audit of restated financial statements and the successful completion and integration of acquisitions which complement and expand Interpublic's business capabilities.

One of Interpublic's business strategies is to acquire businesses that complement and expand Interpublic's current business capabilities. Accordingly, Interpublic is usually engaged in evaluating potential acquisition candidates. Interpublic is frequently engaged in a number of preliminary discussions that may result in one or more substantial acquisitions. These acquisition opportunities require confidentiality and from time to time give rise to bidding scenarios that require quick responses by Interpublic. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of Interpublic's securities.

Moreover, the success of recent or contemplated future acquisitions will depend on the effective integration of newly-acquired businesses into Interpublic's current operations. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract new personnel and clients.

In addition, Interpublic's representatives may from time to time refer to "pro forma" financial information. Because "pro forma" financial information by its very nature departs from traditional accounting conventions, this information should not be viewed as a substitute for the information prepared by Interpublic in accordance with Generally Accepted Accounting Principles, including the balance sheets and statements of income and cash flow contained in Interpublic's quarterly and annual reports filed with the SEC on Forms 10-Q and 10-K.

Investors should evaluate any statements made by Interpublic in light of these important factors.